Exhibit 99.1
News Release

Hi-Crush Partners LP Reports Second Quarter 2015 Results

•	2Q15 Revenues of $84 million vs. $83 million in 2Q14

•	2Q15 EBITDA of $19 million vs. $36 million in 2Q14

•	$0.31 basic and diluted earnings per unit

Houston, Texas, August 6, 2015 - Hi-Crush Partners LP (NYSE: HCLP), “Hi-Crush” or the “Partnership”, today reported second quarter 2015 results. The limited partners' interest in net income was $11.5 million for the second quarter of 2015, resulting in basic and diluted earnings per unit of $0.31 per common and subordinated units.

The Partnership reported earnings before interest, taxes and depreciation and amortization (“EBITDA”) of $19.2 million for the second quarter of 2015. Distributable cash flow of $16.7 million attributable to the common and subordinated unitholders for the second quarter of 2015 corresponds to distribution coverage of 0.95 times the $17.6 million in distributions to be paid to common and subordinated unitholders on August 14, 2015.

“Our results reflect reduced drilling and completion activity and its impact on pricing, which deteriorated further in the second quarter. As our volumes remained steady with first quarter levels, however, we believe we captured market share from the competition,” said James M. Whipkey, Co-Chief Executive Officer of Hi-Crush. “We believe our proactive approach to managing the business through this downturn has contributed to our market share gain and will continue to be beneficial to us when the market recovers.”

Revenues for the quarter ended June 30, 2015 totaled $84.0 million on sales of 1.2 million tons of frac sand, and transload services. Revenues in the first quarter 2015 totaled $102.1 million on sales of 1.2 million tons of frac sand, and transload services. Approximately 58% of volumes were sold in-basin for the second quarter of 2015, an increase from 44% in the first quarter of 2015 and 33% in the fourth quarter of 2014. Average sales price per ton sold decreased to $67 per ton in the second quarter from $73 per ton in the first quarter reflecting the higher average price for volumes sold in-basin, more than offset by declines in pricing with the slowdown in well completions activity.

“The increasingly negative impacts of rig count and sand price declines in the second quarter more than offset positive trends of increased frac intensity,” said Robert E. Rasmus, Co-Chief Executive Officer. “We now believe low levels of completion activity and sand demand will persist in the third quarter, pushing a recovery of demand and price increases further into the future. We believe in the long-term fundamentals driving increased sand demand, and are taking steps to further improve our competitive position.”

Production cost for sand produced and delivered from the Wyeville and Augusta facilities was $13.45 per ton during the quarter. Of the 1.2 million tons sold, approximately 70% were produced and delivered from the Partnership's facilities, with the remainder being purchased from the sponsor's Whitehall facility.

On July 21, 2015, Hi-Crush declared its second quarter cash distribution of $0.475 per unit for all common and subordinated units, or $1.90 on an annualized basis. The distribution will be paid on August 14, 2015 to all common and subordinated unitholders of record on August 5, 2015.

Conference Call
A conference call for investors will be held on Thursday August 6, 2015 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss Hi-Crush’s second quarter results. Hosting the call will be Robert E. Rasmus, Co-Chief Executive Officer, James M. Whipkey, Co-Chief Executive Officer and Laura C. Fulton, Chief Financial Officer. The call can be accessed live over the telephone by dialing (866) 952-1907, or for international callers, (785) 424-1826. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517. The passcode for the replay is 115670. The replay will be available until August 20, 2015.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Hi-Crush’s website at www.hicrushpartners.com in the Investors-Event Calendar and Presentations section. A replay of the webcast will also be available for approximately 30 days following the call. The slide presentation to be referenced on the call will also be on Hi-Crush’s website at www.hicrushpartners.com in the Investors-Event Calendar and Presentations section.
Non-GAAP Financial Measures
This news release and the accompanying schedules include the non-GAAP financial measure of EBITDA, Distributable Cash Flow and Production Costs, which may be used periodically by management when discussing our financial results with investors and analysts. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). EBITDA, Distributable Cash Flow and Production Costs are presented as management believes the data provides a measure of operating performance that is unaffected by historical cost basis and provides additional information and metrics relative to the performance of our business.

About Hi-Crush
Hi-Crush is an integrated producer, transporter, marketer and distributor of high-quality monocrystalline sand, a specialized mineral that is used as a proppant to enhance the recovery rates of hydrocarbons from oil and natural gas wells. Our reserves, which are located in Wisconsin, consist of "Northern White" sand, a resource that exists predominately in Wisconsin and limited portions of the upper Midwest region of the United States. Hi-Crush owns and operates the largest distribution network in the Marcellus and Utica shales, and has distribution capabilities throughout North America. For more information, visit www.hicrushpartners.com.

Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “could,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush’s reports filed with the Securities and Exchange Commission (“SEC”), including those described under 1A of Hi-Crush’s Form 10-K for the year ended December 31, 2014 and any subsequently filed 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any litigation, claims or assessments, including unasserted claims; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; and difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush’s forward-looking statements speak only as of the date made and Hi-Crush undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor contact:
Investor Relations
ir@hicrushpartners.com
(713) 960-4811

Unaudited Condensed Consolidated Statements of Operations
(Amounts in thousands, except per unit amounts)

	Three Months Ended
	June 30,
	2015	2014
Revenues	$83,958	$82,724
Cost of goods sold (including depreciation, depletion and amortization)	63,698	43,859
Gross profit	20,260	38,865
Operating costs and expenses:
General and administrative expenses	5,749	6,679
Accretion of asset retirement obligation	84	66
Income from operations	14,427	32,120
Other income (expense):
Interest expense	(2,979)	(2,315)
Net income	11,448	29,805
Loss (income) attributable to non-controlling interest	2	(264)
Net income attributable to Hi-Crush Partners LP	$11,450	$29,541
Earnings per unit:
Common units - basic	$0.31	$0.77
Subordinated units - basic	$0.31	$0.77
Common units - diluted	$0.31	$0.75
Subordinated units - diluted	$0.31	$0.75

Unaudited Condensed Consolidated Statements of Operations
(Amounts in thousands, except per unit amounts)

	Six Months Ended
	June 30,
	2015	2014 (a)
Revenues	$186,069	$153,302
Cost of goods sold (including depreciation, depletion and amortization)	132,337	88,025
Gross profit	53,732	65,277
Operating costs and expenses:
General and administrative expenses	11,967	13,104
Accretion of asset retirement obligation	167	123
Income from operations	41,598	52,050
Other income (expense):
Interest expense	(6,296)	(3,725)
Net income	35,302	48,325
Income attributable to non-controlling interest	(167)	(412)
Net income attributable to Hi-Crush Partners LP	$35,135	$47,913
Earnings per unit:
Common units - basic	$0.92	$1.32
Subordinated units - basic	$0.92	$1.32
Common units - diluted	$0.91	$1.25
Subordinated units - diluted	$0.91	$1.25

(a) Financial information has been recast to include the financial position and results attributable to Hi-Crush Augusta LLC.

Unaudited EBITDA and Distributable Cash Flow
(in thousands)

	Three Months Ended
	June 30,
	2015	2014
Reconciliation of distributable cash flow to net income:
Net income	$11,448	$29,805
Depreciation and depletion expense	4,035	2,428
Amortization expense	733	1,067
Interest expense	2,979	2,315
EBITDA	$19,195	$35,615
Less: Cash interest paid	(2,564)	(2,010)
Less: Loss (income) attributable to non-controlling interest	2	(264)
Less: Maintenance and replacement capital expenditures, including accrual for reserve replacement (a)	(1,120)	(1,288)
Add: Accretion of asset retirement obligation	84	66
Add: Unit based compensation	1,053	353
Distributable cash flow	$16,650	$32,472
Adjusted for: Distributable cash flow attributable to Hi-Crush Augusta LLC, net of intercompany eliminations, prior to the Augusta Contribution (b)	—	(3,010)
Distributable cash flow attributable to Hi-Crush Partners LP	16,650	29,462
Less: Distributable cash flow attributable to holders of incentive distribution rights	—	(2,453)
Distributable cash flow attributable to common and subordinated unitholders	$16,650	$27,009

(a)
Maintenance and replacement capital expenditures, including accrual for reserve replacement, were determined based on an estimated reserve replacement cost of $1.35 per ton produced and delivered during the period. Such expenditures include those associated with the replacement of equipment and sand reserves, to the extent that such expenditures are made to maintain our long-term operating capacity. The amount presented does not represent an actual reserve account or requirement to spend the capital.

(b)
The Partnership's historical financial information has been recast to consolidate Augusta for all periods presented. For purposes of calculating distributable cash flow attributable to Hi-Crush Partners LP, the Partnership excludes the incremental amount of recasted distributable cash flow earned during the periods prior to the acquisition by the Partnership on April 28, 2014 of substantially all of the remaining equity interests in Hi-Crush Augusta LLC (the "Augusta Contribution").

Unaudited EBITDA and Distributable Cash Flow
(in thousands)

	Six Months Ended
	June 30,
	2015	2014
Reconciliation of distributable cash flow to net income:
Net income	$35,302	$48,325
Depreciation and depletion expense	5,712	3,904
Amortization expense	1,466	3,604
Interest expense	6,296	3,725
EBITDA	$48,776	$59,558
Less: Cash interest paid	(5,469)	(3,282)
Less: Income attributable to non-controlling interest	(167)	(412)
Less: Maintenance and replacement capital expenditures, including accrual for reserve replacement (a)	(2,379)	(2,257)
Add: Accretion of asset retirement obligation	167	123
Add: Unit based compensation	1,937	353
Distributable cash flow	$42,865	$54,083
Adjusted for: Distributable cash flow attributable to Hi-Crush Augusta LLC, net of intercompany eliminations, prior to the Augusta Contribution (b)	—	(7,199)
Distributable cash flow attributable to Hi-Crush Partners LP	42,865	46,884
Less: Distributable cash flow attributable to holders of incentive distribution rights	(1,311)	(2,453)
Distributable cash flow attributable to common and subordinated unitholders	$41,554	$44,431

(a)
Maintenance and replacement capital expenditures, including accrual for reserve replacement, were determined based on an estimated reserve replacement cost of $1.35 per ton produced and delivered during the period. Such expenditures include those associated with the replacement of equipment and sand reserves, to the extent that such expenditures are made to maintain our long-term operating capacity. The amount presented does not represent an actual reserve account or requirement to spend the capital.

(b)
The Partnership's historical financial information has been recast to consolidate Augusta for all periods presented. For purposes of calculating distributable cash flow attributable to Hi-Crush Partners LP, the Partnership excludes the incremental amount of recasted distributable cash flow earned during the periods prior to the acquisition by the Partnership on April 28, 2014 of substantially all of the remaining equity interests in Hi-Crush Augusta LLC (the "Augusta Contribution").

Unaudited Condensed Consolidated Cash Flow Information
(Amounts in thousands)

	Six Months Ended
	June 30,
	2015	2014 (a)
Operating activities	$58,027	$53,679
Investing activities	(39,633)	(234,311)
Financing activities	(16,117)	191,152
Net increase in cash	$2,277	$10,520

(a) Financial information has been recast to include the financial position and results attributable to Hi-Crush Augusta LLC.

Unaudited Condensed Consolidated Balance Sheets
(Amounts in thousands, except unit amounts)

	June 30,	December 31,
	2015	2014
Assets
Current assets:
Cash	$6,923	$4,646
Restricted cash	691	691
Accounts receivable, net	53,140	82,117
Inventories	28,142	23,684
Prepaid expenses and other current assets	3,971	4,081
Total current assets	92,867	115,219
Property, plant and equipment, net	266,529	241,325
Goodwill and intangible assets, net	65,284	66,750
Other assets	11,681	12,826
Total assets	$436,361	$436,120
Liabilities, Equity and Partners’ Capital
Current liabilities:
Accounts payable	$11,766	$24,878
Accrued and other current liabilities	9,951	12,248
Due to sponsor	7,739	13,459
Current portion of long-term debt	2,000	2,000
Total current liabilities	31,456	52,585
Long-term debt	235,006	198,364
Asset retirement obligation	6,897	6,730
Total liabilities	273,359	257,679
Commitments and contingencies
Equity and partners’ capital:
General partner interest	—	—
Limited partner interests, 36,958,770 and 36,952,426 units outstanding, respectively	160,356	175,962
Total partners’ capital	160,356	175,962
Non-controlling interest	2,646	2,479
Total equity and partners' capital	163,002	178,441
Total liabilities, equity and partners’ capital	$436,361	$436,120

Unaudited Per Ton Operating Activity

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Sand sold (in tons)	1,190,156	1,024,052	2,385,499	1,922,295
Sand produced and delivered (in tons)	829,813	953,361	1,762,568	1,671,527
Production costs ($ in thousands)	$11,159	$13,534	$26,347	$28,370
Production costs per ton	$13.45	$14.20	$14.95	$16.97

Unaudited Net Income per Limited Partner Unit
(Amounts in thousands, except units and per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Weighted average limited partner units outstanding:	2015	2014	2015	2014
Common units - basic	23,318,419	18,828,359	23,318,174	17,040,874
Subordinated units - basic	13,640,351	13,640,351	13,640,351	13,640,351
Common units - diluted	23,560,423	22,721,490	23,560,178	20,934,005
Subordinated units - diluted	13,640,351	13,640,351	13,640,351	13,640,351
Reconciliation of net income and the assumed allocation of net income under the two-class method for purposes of computing earnings per unit:

	For the Three Months Ended June 30, 2015
	General Partner and IDRs	Common Units	Subordinated Units	Total
Declared distribution	$—	$11,076	$6,479	$17,555
Assumed allocation of distributions in excess of earnings	—	(3,852)	(2,253)	(6,105)
Limited partners’ interest in net income	$—	$7,224	$4,226	$11,450

Earnings per unit - basic		$0.31	$0.31
Earnings per unit - diluted		$0.31	$0.31

	For the Six Months Ended June 30, 2015
	General Partner and IDRs	Common Units	Subordinated Units	Total
Declared distribution	$1,311	$26,816	$15,686	$43,813
Assumed allocation of distributions in excess of earnings	—	(5,475)	(3,203)	(8,678)
Limited partners’ interest in net income	$1,311	$21,341	$12,483	$35,135

Earnings per unit - basic		$0.92	$0.92
Earnings per unit - diluted		$0.91	$0.91